SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – December 7, 2007
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

DELAWARE	1-8974	22-2640650
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

e) At its December 7, 2007 meeting, the Management Development and Compensation Committee of the Board of Directors of Honeywell International Inc. (the “Company”) considered and approved the following compensation actions regarding Robert J. Gillette, President and CEO of the Company’s Aerospace segment, for retention purposes: (i) increased his annual base salary to $1 million effective January 1, 2008; (ii) approved the grant of 200,000 restricted stock units, vesting in one-third increments on the third, fifth and seventh anniversaries of the date of grant, respectively; and (iii) established a fixed value of $2 million (to be determined using the Company’s Black-Scholes valuation methodology) for his annual stock option grant, commencing with the 2008 grant.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2007	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Vice President, Corporate Secretary and
Deputy General Counsel